                                                        Exhibit 99.1

                                                             For Information
                                                             Mark A. Hellerstein
                                                             Robert T. Hanley
                                                             303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY ANNOUNCES 2003 CAPITAL EXPENDITURES BUDGET, YEAR END 2002 RESERVES AND
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                           PROVIDES OPERATIONS UPDATE
                           --------------------------

DENVER, January 27, 2003 - St. Mary Land & Exploration Company (NYSE: SM)
announced today that its capital expenditures budget for 2003 is $225 million.
The 2003 budget represents a 16% increase from the $193 million forecasted capital expenditures for 2002. The budget includes $135 million for exploration and development and $90 million for property acquisitions, including the previously announced pending acquisition of oil and gas properties from Flying J
Oil & Gas Inc. and Big West Oil & Gas Inc. which is expected to close
January 29, 2003. Approximately 33% of the exploration and development budget is being allocated to the Mid-Continent region, 24% to the Rockies region
(including the Williston Basin), 14% to the ArkLaTex region, 13% to the Gulf
Coast and Gulf of Mexico region, 9% to the Permian Basin and 7% to unconventional gas projects.

St. Mary also announced that its oil and gas reserves at December 31, 2002 increased 28% from 383 BCFE at year-end 2001 to 491 BCFE, 88% which are proved developed. The Company replaced 305% of its estimated 2002 production at an estimated all-inclusive finding cost of $1.15 per MCFE.

The Company updated its forecast for the fourth quarter and full year of 2002 as follows:

                                                   4th Quarter           Year
                                                   -----------           ----
         Production                                 14.5 BCFE           55 BCFE
         Lease operating expenses,
            including production taxes and
            transportation                       $.95-$1.00/MCFE    $ .93-$.96/MCFE
         General and administrative exp.         $ .22-$.24/MCFE    $ .23-$.27/MCFE
         Depreciation, depletion & amort.    $.95-$1.00/MCFE    $.95-$1.00/MCFE
         Exploration expense                     $3.5 - $4.5 MM     $19.0 - $20.0 MM

Pipeline curtailments caused by the flurry of new completions in NE Mayfield in the Anadarko Basin resulted in a loss of approximately 500 MMCFE for the quarter. Work is in progress to increase pipeline capacity to accommodate the new production.

St. Mary currently has the following hedges in place:

                                             Average        Equivalent
                                              Daily           NYMEX
                                 Year         Volume          Price
                                 ----         ------          -----
             Gas       Swap      2003      41,215 MMbtu       $4.25
                      Collar     2003       4,581 MMbtu       $3.85-$7.28
                       Swap      2004      17,564 MMbtu       $4.05
             Oil       Swap      2003       6,779 Bbls        $25.94
                       Swap      2004       4,752 Bbls        $23.72

The Company's forecast for the first quarter and the full year of 2003 is as follows:

                                                         1st Quarter             Year
                                                         -----------             ----
         Production                                     17 - 19 BCFE         70 - 75 BCFE
         Lease operating expenses,
            including production taxes and
            transportation                            $1.18-$1.28/MCFE     $1.18-$1.28/MCFE
         General and administrative exp.              $.23 - $.27/MCFE     $.21 - $.25/MCFE
         Depreciation, depletion & amort.         $ .95-$1.00/MCFE     $ .95-$1.05/MCFE

During the fourth quarter St. Mary will realize a pre-income tax gain of $3.95 million resulting from the complete liquidation of the interest rate swap agreement entered into during the first quarter of 2002 with respect to $50 million of the $100 million in St. Mary's 5.75% senior convertible notes due
2022. Prior to the fourth quarter the Company had recorded a $4.59 million mark-to-market unrealized derivative gain on these swap agreements. St. Mary has separately determined that for the period from September 15, 2002 to March 14,
2003 the notes will, subject to the terms of the indenture under which they were issued, accrue additional contingent interest at a rate of 0.50% per annum.

The Company will recognize a pre-income tax loss of $2.6 million on the sale of its interest in Flour Bluff, a non-operated field in Nueces County, Texas, during the fourth quarter of 2002.

                    2002 EXPLORATION AND DEVELOPMENT PROGRAM

During 2002 St. Mary participated in the drilling of 126 wells with 81 successful completions, 18 dry holes, 23 wells being completed and 5 wells drilling at year-end. The Company also participated in the recompletion of 63 wells, of which 43 were successful.

Mid-Continent
-------------
In the Mid-Continent region there were 47 wells drilled with 41 successful completions and 6 dry holes during 2002. Eleven wells were being completed and 3 wells were drilling at year-end. Completed wells in NE Mayfield during the fourth quarter include the Anderson 1-19 (57%) completed at 5,300 MCFED, the
Legrand 2-32 (42%) completed at 3,200 MCFED and the Carlson 1-26 (58%) completed at 2,000 MCFED. Subsequent to year end the Brothers 2-20 (34%) was completed in the Atoka interval and is producing at a rate of 11,700 MCFED. The Haney 1-36
(100%) in the Terranova field was completed at 1,600 MCFED. Successful recompletions in NE Mayfield include the Baker 1-28 (93%) in the Atoka interval at a rate of 8,400 MCFED and the Benton 1X-21 (48%) in the Atoka interval at a rate of 5,600 MCFED.

ArkLaTex
--------
In the ArkLaTex region 18 wells were drilled during 2002 with 15 successful completions and 3 dry holes. Wells completed during the fourth quarter include the Dupre #1 (90%) completed at a rate of 2,400 MCFED, the DSK #1 (39%)
completed at 2,000 MCFED and the JC Powell 32 #1 (30%) completed at 1,300 MCFED.

Permian Basin
-------------
Fifteen wells were drilled in the Permian Basin region during 2002. Twelve wells were successfully completed and 3 wells were plugged and abandoned. During the fourth quarter the Towle Park #1 (45%) in the Kelly Snyder SE field was completed at a rate of 220 BOPD and 191 MCFD.

Gulf Coast
----------
During the fourth quarter the Majors #4 (11.5%) was completed in the C-3
Tuscaloosa sand interval at Judge Digby and is producing at 36,000 MCFED. The
Wurtele #1 (15.6%) was successfully recompleted in the C-1 interval and is producing at 16,000 MCFED

Duchesne Deep Prospect
----------------------
The Ute Tribal KMV # 1-28 (St. Mary 100%) in Duchesne Co., Utah was spud on
September 25, 2002. The 16,200 foot test, targeting basin centered gas objectives in the tight sands of the Mesaverde formation in the Uinta Basin, is currently drilling below 14,500 feet. St. Mary controls in excess of 12,000 acres in the prospect.

St. Mary has scheduled its year-end 2002 earnings conference call for Friday,
February 21, 2002 at 8:00 a.m. (MST) to discuss financial results that will be released after the market closes on February 20. The call participation number is 888-424-5231. A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day until March 7 at
800-642-1687, conference number 10142. International participants can dial
706-634-6088 to take part in the conference call, and can access a replay of the call at 706-645-9291, conference number 10142. In addition the call will be broadcast live online at www.stmaryland.com. An audio recording of the conference call will be available at that site through March 7.

This release contains forward-looking statements, including forecasts and projections for future periods. These statements involve known and unknown risks, which may cause St. Mary's actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the uncertain nature of the expected benefits from the acquisition of oil and gas properties, the pending nature of the reported acquisition transaction and the ability to complete the transaction, the volatility and level of oil and natural gas prices, production rates and reserve replacement, reserve estimates, drilling and operating risks, market conditions for the acquisition of oil and gas properties, competition, litigation, environmental matters, the potential impact of government regulations, and other matters discussed under the "Risk Factors" section of St. Mary's 2001 Annual
Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its forward- looking statements, it disclaims any commitment to do so except as required by securities laws.

                                                                        PR-03-01
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